UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): December 3, 2007

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MOBILE STORAGE GROUP, INC.
(Exact Name of Registrant As Specified In Charter)

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Delaware	333-146157-03	20-0751031
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 North Brand Boulevard, Suite 1000
Glendale, California 91203
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (818) 253-3200

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

          On December 3, 2007, Christopher A. Wilson notified Mobile Storage Group, Inc. (the “Company”) that he would resign as the Company’s General Counsel and Assistant Secretary, effective December 14, 2007. Mr. Wilson’s Employment Agreement, dated November 9, 2005 (the “Employment Agreement”), by and between the Company and Mr. Wilson will terminate on Mr. Wilson’s last day of employment with the Company. Pursuant to the terms of the Employment Agreement, Mr. Wilson will not be entitled to receive any benefits as a result of this voluntary termination, other than his annual base salary through the date of termination, the amount of any compensation previously deferred by Mr. Wilson, and other benefits available generally to the Company’s employees, in each case only to the extent owing and theretofore unpaid. In addition, any vested options held by Mr. Wilson will be forfeited unless exercised within 30 days of the termination date.

          This summary of the terms of the Employment Agreement is qualified in its entirety by reference to such agreement, a copy of which was previously filed with the Securities and Exchange Commission on September 18, 2007 as Exhibit 10.11 to the Company’s Registration Statement on Form S-4, and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          The information provided under Item 1.02 above is hereby incorporated by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE STORAGE GROUP, INC

Date: December 7, 2007	By:	/s/ Douglas A. Waugaman
Name: Douglas A. Waugaman
Title: President and Chief Executive Officer